                                                                    Exhibit 21.1

SUBSIDIARIES OF REGISTRANT
--------------------------

                                              State of             Doing
Name                                          Incorporation        Business As
----                                          --------------       -----------
New World Communications Group Incorporated   Delaware
New World Television Incorporated             Delaware
NW Management Incorporated                    Delaware
NW Programs Incorporated                      Delaware
SCI Subsidiary Corporation                    Delaware
NWC Holding Corporation                       Delaware
NWC Acquisition Corporation                   Delaware
SCI Sub I Incorporated                        Delaware
NWC Intermediate Holdings Corporation         Delaware
NWTV Intermediate Holding Corporation         Delaware
NWE Holdings Corporation                      Delaware
NWC Management Incorporated                   Delaware
WGHP and WBRC Television Corporation          Delaware
SCI Merger Sub Incorporated                   Delaware

NW Communications of Austin, Inc.             Texas                KTBC-TV
NW Communications of Phoenix, Inc.            Delaware             KSAZ-TV
NW Communications of San Diego, Inc.          Delaware             KNSD-TV
NW Communications of Texas, Inc.              Texas                KDFW-TV
New World Communications of Milwaukee, Inc.   Delaware             WITI-TV
New World Communications of Ohio, Inc.        Delaware             WJW-TV
New World Communications of Detroit, Inc.     Delaware             WJBK-TV
New World Communications of Atlanta, Inc.     Delaware             WAGA-TV
New World Communications of St. Louis, Inc.   Missouri             KTVI-TV
New World Communications of Tampa, Inc.       Delaware             WTVT-TV
New World Communications of Kansas City, Inc. Delaware             WDAF-TV

KDFW License, Inc.                            Nevada
KNSD License, Inc.                            Delaware
KSAZ License, Inc.                            Delaware
KTBC License, Inc.                            Nevada
KTVI License, Inc.                            Nevada
WAGA License, Inc.                            Delaware
WDAF License, Inc.                            Delaware
WITI License, Inc.                            Delaware
WJBK License, Inc.                            Delaware
WJW License, Inc.                             Delaware
TVT License, Inc.                             Delaware
KDFW Television, Inc.                         Nevada
KSAZ Television, Inc.                         Delaware

                                              State of             Doing
Name                                          Incorporation        Business As
----                                          --------------       -----------
KTBC Television, Inc.                         Nevada
KTVI Television, Inc.                         Nevada
WDAF Television, Inc.                         Delaware

Moving Target Productions, Inc.               California
MT Services, Inc.                             California
MT2 Services, Inc.                            California
MT3 Services, Inc.                            California
MT4 Services, Inc.                            California
New World Entertainment, Ltd.                 Delaware

Ameristar Music Publishing Co.                California
Cannell Entertainment, Inc.                   Delaware
Cannell Production Services, Inc.             (Canada)
Constance Music, Inc.                         California
Dobsong Music Corp.                           California
Echoes in the Darkness Productions, Inc.      (Canada)
Four Star Entertainment Corp.                 Delaware
Four Star International, Inc.                 California
Fourtel Music Publishing Co.                  California
FST Advertising, Inc.                         Delaware
Genesis Video Entertainment, Inc.             Illinois
Gold Key Entertainment, Inc.                  Delaware
Guthy-Renker Holding Corporation              Delaware
Highgate Pictures, Inc.                       Delaware
Highgate Productions, Inc                     Delaware
Junior High Productions, Inc.                 California
L.C. Holding Corporation                      Delaware
Leap Off Productions, Inc.                    California
Learning Corporation of America               Delaware
Learning Corporation of America Films, Inc.   Delaware
Library Holdings, Inc.                        Delaware
Marvel Music Groups, Inc.                     Delaware
Mighty Marvel Music Corporation               Delaware
New World Administration                      California
New World Animation Ltd.                      Delaware
New World Distribution, Inc.                  California
New World/Genesis Distribution                California
New World International (Aus) Ltd.            Delaware
New World Knowledge, Inc.                     Delaware
New World Licensing, Inc.                     California

                                              State of             Doing
Name                                          Incorporation        Business As
----                                          --------------       -----------
New World Music Publishing Corp.              California
New World Pictures, Ltd.                      Delaware
New World Sales & Marketing, Inc.             Delaware
New World Song, Inc.                          California
New World Television Productions, Inc.        California
New World Television Programming              California
New World Television (NWT) France Sarl        (France)
New World Video                               California
NWC Sub I Holdings Corporation                Delaware
NWC Sub II Holdings Corporation               Delaware
NWE Acquisition, Inc.                         Delaware
NWE Sub I Incorporated                        Delaware
Plaid Jacket Productions, Inc.                California
Rags Productions, Inc.                        California
Shadow in the Sun USA                         California
Stronghold, Inc.                              California
Tour of Duty Productions, Inc.                California
VNE, Inc.                                     California
Vox Filmworks (Canada), Ltd.                  (Canada)